                                                                    Exhibit 99.1


Laura Crowley
General Magic, Inc.
1 + 408 774 4457
ir@generalmagic.com


               General Magic Announces Second Quarter 2001 Results

        SUNNYVALE, Calif. (July 25, 2001) -- General Magic, Inc. (Nasdaq: GMGC), a pioneer in voice application software and services, today announced its operating results for the second quarter and six months ended June 30, 2001.

        Revenue for the second quarter ended June 30, 2001, was $1.0 million, compared to $2.3 million in the second quarter of 2000. This decrease in revenue was due largely to the completion of the initial development phase of the OnStar Virtual Advisor, and a slower than expected ramp in OnStar services revenue. As previously disclosed, increasing revenue attributable to sales of General Magic software products and services is anticipated in the second half of 2001. The Company incurred a net loss applicable to common shareholders of $7.8 million or $0.11 per diluted share in the second quarter of 2001, an improvement compared to a net loss applicable to common shareholders of $16.5 million or $0.32 per diluted share, in the second quarter of 2000. The net loss per share for the second quarter of 2001 included an $82,000 non-cash adjustment to accumulated deficit related to dividends on preferred stock, compared to a similar $7.5 million non-cash adjustment, or $0.14 per share related to preferred stock issued during the period with favorable conversion rights and dividends on preferred stock during the second quarter of 2000.

                                    General Magic Reports 2nd Quarter Results/-2

        Revenue for the six months ended June 30, 2001, was $2.2 million dollars compared to $4.9 million for the six months ended June 30, 2000. General Magic incurred a net operating loss applicable to common shareholders of $15 million dollars, or $0.22 per diluted share for the six months ended June 30, 2001, an improvement compared to a net loss applicable to common shareholders of $28.8 million or $0.58 per diluted share for the six months ended June 30, 2000. The net loss per share for the six months ended June 30, 2001, included a $215,000 non-cash adjustment to accumulated deficit related to dividends on preferred stock, compared to a similar $7.6 million adjustment, or $0.15 per share related to favorable conversion rights on Series H preferred stock and dividends on preferred stock in the same period of 2000.

        Operating expense for the second quarter of 2001 was $8.9 million, an improvement compared to $11.7 million for the second quarter of 2000. Operating expense for the six months ended June 30, 2001 was $17.5 million, compared to $26.6 million for the six months ended June 30, 2000. Cash and short-term investments totaled $15.6 million, as of June 30, 2001, compared to $17.2 million, as of March 31, 2001. As of June 30, 2001, there were 70.9 million shares of common stock outstanding.

GUIDANCE

        The following guidance for the third quarter is based on our current beliefs and expectations. Although we believe that these are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements and therefore our expectations may be incorrect. You are cautioned not to place undue reliance on these forward-looking statements.

- Revenue in the third quarter of 2001 is anticipated to be approximately $2.0 million.

                                    General Magic Reports 2nd Quarter Results/-3

- Cost of Revenues and Operating Expenses for the third quarter of 2001 are expected to be between $8.5 million and $9.2 million. This includes approximately $1.3 million in depreciation and amortization expense.

- Net cash burn for the third quarter prior to any financings is expected to be between $6.0 million and $7.0 million.

RAISING ADDITIONAL CAPITAL

        General Magic entered into an equity financing arrangement under which it intends to offer General Magic common stock for aggregate proceeds of up to $15 million. These securities may be offered from time to time on behalf of General Magic by the investment banking firm of Ladenburg Thalmann & Co. on a best efforts basis. General Magic will have full control over the price and terms of any sale and is under no obligation to sell any shares. This financing will go to the continued support and capitalization of the company's core products and services. To date the company has raised approximately $15.8 million through a previous Ladenburg Thalman arrangement.

ADDITIONS TO MANAGEMENT TEAM

        In May 2001, David Russian joined General Magic as chief financial officer and vice president of accounting and administration. Mr. Russian brings more than 25 years of financial leadership in high technology companies.

        Pat Haleftiras also joined General Magic in May 2001, as chief technology officer and brings more than 25 years of experience building real-time embedded systems, Web application infrastructure, Internet technologies and Enterprise software platforms.

        "General Magic is defining the Voice infrastructure market with its leading suite of voice software solutions," stated Kathie Layton, president and CEO of General Magic. "Our progress over the second quarter solidifies our strategic direction in providing voice solutions to Enterprises."

                                    General Magic Reports 2nd Quarter Results/-4


COMPANY UPDATE

        In early May, the company announced it has entered into a hosting agreement with General Motor's OnStar Corporation. Under the terms of this agreement, General Magic is providing OnStar with hosting, monitoring, supervision and maintenance of the Virtual Advisor service at General Magic's fully equipped, state-of-the-art Network Operations Center. The contract allows for renewals at the end of the initial 2-year term and the terms of the contract include a fixed fee for a minimum number of minutes of usage plus incremental fees as the minutes increase.

        General Magic recently announced the magicTalk(TM) Enterprise Platform, the first ever software suite designed to extend the boundaries of e-business by enabling global 2000 businesses to rapidly build and deploy personalized, conversational, scenario-driven voice applications.

ABOUT GENERAL MAGIC

General Magic is a leading voice infrastructure company that provides software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML-based solutions enable businesses to easily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions help businesses improve customer relations, deliver value-added service and provide unlimited access to content. General Magic is headquartered in Sunnyvale, California. For additional information, visit http://www.generalmagic.com

General Magic notes that the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's voice application products and services; the risk that the Company's stock may be delisted from the NASDAQ National Market, the Company's ability to generate sufficient revenues from its products and services to operate profitably; the Company's

                                    General Magic Reports 2nd Quarter Results/-5

ability to attract, retain and motivate key technical, sales, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; and the Company's ability to respond effectively to competitive developments. These and other risks and uncertainties are detailed in General Magic's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2001.

General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.


                                      # # #


                            FINANCIAL TABLES ATTACHED

                               GENERAL MAGIC, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                     ASSETS

                                                                                    JUNE 30,        DECEMBER 31,
                                                                                      2001              2000
                                                                                  -----------       -----------
Current assets:
 Cash and cash equivalents                                                        $    10,852       $    12,344
 Short-term investments                                                                 4,796             6,700
 Accounts Receivable                                                                      686             1,924
 Other current assets                                                                     348               747
                                                                                  -----------       -----------
     Total current assets                                                              16,682            21,715
                                                                                  -----------       -----------
Property and equipment, net                                                             6,045             8,761
Other assets                                                                              453               497
                                                                                  -----------       -----------
     Total assets                                                                 $    23,180       $    30,973
                                                                                  ===========       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                                                 $       987       $     1,888
 Accrued expenses                                                                       3,882             3,763
 Deferred revenue and other current liabilities                                           158               280
                                                                                  -----------       -----------
     Total current liabilities                                                          5,027             5,931
Other long-term liabilities                                                             2,017             2,161
                                                                                  -----------       -----------
     Total liabilities                                                            $     7,044       $     8,092
                                                                                  ===========       ===========
Commitments
Redeemable, convertible Series D preferred stock, $0.001 par value
Stated at involuntary liquidation preference;
Authorized: 2 shares; issued and outstanding:  2001 -- 0; 2000 -- 0               $     1,958       $     2,023
Stockholders' equity:
Convertible preferred stock, $0.001 par value
   Authorized: 482 shares; issued and outstanding:  2001 -- 2; 2000 -- 2                    2                 2
Common  stock, $0.001 par value; authorized: 150,000 shares;
   Issued and outstanding: 2001 -- 70,918; 2000 -- 64,861                                  71                65
 Additional paid-in capital ....................................................      342,879           334,544
 Accumulated other comprehensive loss                                                       -                (3)
 Accumulated deficit ...........................................................     (328,571)         (313,547)
                                                                                  -----------       -----------
                                                                                       14,381            21,061
 Less treasury stock, at cost: 2001 -- 46; 2000 -- 46 ..........................         (203)             (203)
                                                                                  -----------       -----------
     Total stockholders' equity ................................................       14,178            20,858
                                                                                  -----------       -----------
                                                                                  $    23,180       $    30,973
                                                                                  ===========       ===========

                               GENERAL MAGIC, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                       THREE-MONTH PERIODS ENDED          SIX-MONTH PERIODS ENDED
                                                               JUNE 30,                          JUNE 30,
                                                      ---------------------------       ---------------------------
                                                         2001             2000             2001             2000
                                                      ----------       ----------       ----------       ----------
Revenues:
 Service revenue ...............................      $      967       $    2,258       $    2,167       $    4,848
 Licensing revenue .............................              15                4               31               10
                                                      ----------       ----------       ----------       ----------
     Total revenue .............................             982            2,262            2,198            4,858
 Costs and expenses:
   Cost of revenue .............................             412            1,359              936            2,530
   Network operations ..........................           1,510            2,948            3,052            6,028
   Research and development ....................           1,650            1,115            3,103            3,245
   Selling, general and administrative .........           3,971            4,771            7,582           11,824
   Depreciation and amortization ...............           1,375            1,524            2,825            3,008
                                                      ----------       ----------       ----------       ----------
     Total costs and expenses ..................           8,918           11,717           17,498           26,635
                                                      ----------       ----------       ----------       ----------
Loss from operations ...........................          (7,936)          (9,455)         (15,300)         (21,777)
Other income (expense), net ....................             228              389              492              668
                                                      ----------       ----------       ----------       ----------
Loss before income taxes .......................          (7,708)          (9,066)         (14,808)         (21,109)
Income taxes ...................................               -                6                1               26
                                                      ----------       ----------       ----------       ----------
     Net loss ..................................      $   (7,708)      $   (9,072)      $  (14,809)      $  (21,135)
                                                      ----------       ----------       ----------       ----------
Dividends on preferred stock ...................             (82)            (107)            (215)            (255)
Favorable conversion rights on convertible
  Series H preferred stock .....................              --           (7,366)              --           (7,366)
Loss applicable to common shareholders .........      $   (7,790)      $  (16,545)      $  (15,024)      $  (28,756)
                                                      ==========       ==========       ==========       ==========
Basic and diluted loss per share ...............      $    (0.11)      $    (0.32)      $    (0.22)      $    (0.58)
                                                      ==========       ==========       ==========       ==========
Shares used in computing per share amounts .....          69,270           52,007           68,093           49,966


Net loss applicable to common shareholders for the three-month period ended June 30, 2001 includes the net loss for the period and $82 thousand in adjustments to accumulated deficit related to dividends on preferred stock. Net loss applicable to common shareholders for the three-month period ended June 30, 2000 includes the net loss for the period and $7.5 million in adjustments to accumulated deficit related to favorable conversion rights on Series H preferred stock and dividends on preferred stock during the period.

Net loss applicable to common shareholders for the six-month period ended June 30, 2001 includes the net loss for the period and $215 thousand in adjustments to accumulated deficit related to dividends on preferred stock. Net loss applicable to common shareholders for the six-month period ended June 30, 2000 includes the net loss for the period and $7.6 million in adjustments to accumulated deficit related to favorable conversion rights on Series H preferred stock and dividends on preferred stock during the period.